English Translation
Exhibit 10.9
Form of Power of Attorney
I (A, a PRC citizen, ID card number:        ) is a shareholder holding the B equity (“my equity”) of Hangzhou Fanyi Technologies Co., Ltd. I hereby irrevocably authorize Hangzhou Dianneng Technologies Co., Ltd. (“WFOE”) to exercise the following rights in respect of my equity within the valid term of this Power of Attorney:
Authorizing WFOE as my sole and exclusive proxy to exercise the following rights on my behalf in the matters regarding my equity, including, but not limited to 1) attend the shareholders’ meeting of Hangzhou Fanyi Technologies Co., Ltd.; 2) exercise all the shareholder rights and voting power granted to me under the laws and the articles of association of Hangzhou Fanyi Technologies Co., Ltd., including, without limitation, selling, transferring, pledging or otherwise disposing of all or part of my equity; and 3) as my authorized representative, designate and appoint the legal representative (board chairman), directors, executive directors, supervisors, general manager and other officers of Hangzhou Fanyi Technologies Co., Ltd.
WFOE will have the right to, on my behalf and within the authorization, execute the transfer agreement set forth in the Exclusive Purchase Option Agreement (to which I am a party) and perform the Equity Pledge Agreement and the Exclusive Purchase Option Agreement to which I am a party and which are signed on the signing date of this Power of Attorney. The exercise of this right will not create any limitation on this authorization.
All acts done by WFOE in respect of my equity are regarded as my acts and all the documents signed by WFOE are deemed having been signed by me. I will acknowledge any such acts and documents.
WFOE has the right to convey the entrustment and may entrust another person or entity in respect of the foregoing matters without prior notice to me or with my consent.
During the period when I am a shareholder of Hangzhou Fanyi Technologies Co., Ltd., this Power of Attorney is irrevocable and continues in force from its signing date.
During the duration of this Power of Attorney, I hereby waive all the rights granted through this Power of Attorney to WFOE in respect of my equity and cease to exercise any such rights.
C
Signature: D
February 1, 2010

Annex

A	B	C	D
Tao Song	75%	Tao Song	/s/ Tao Song
Tao Yang	25%	Tao Yang	/s/ Tao Yang
048110-0001